                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055


                                BROOKE GROUP LTD.

                    SUPPLEMENT NO. 11 DATED JANUARY 15, 1999
                        TO PROSPECTUS DATED MAY 29, 1998



                  The Prospectus of Brooke Group Ltd. (the "Company") dated May 29, 1998 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                  The table set forth on pages 52 to 59 of the Prospectus is supplemented to include information concerning the following additional Selling Stockholders.

                                                                                                        NO. OF SHARES
                                                    SHARES OF COMMON                SHARES OF             OF COMMON
                                                    STOCK OWNED PRIOR              COMMON STOCK          STOCK OWNED
            SELLING STOCKHOLDERS                       TO OFFERING                BEING OFFERED        AFTER OFFERING(1)
            --------------------                    -----------------             -------------        -----------------
Lincoln Merchandising Co., Inc.                          11,655                       11,655                  0
George W. Wehrlin                                           833                          833                  0



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     (1) The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.